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                                September 23, 1999



Willkie Farr & Gallagher
787 Seventh Avenue
New York, NY  10019

     Re:  CREDIT SUISSE ASSET MANAGEMENT STRATEGIC GLOBAL INCOME FUND, INC.

Ladies and Gentlemen:

          We have acted as special Maryland counsel to Credit Suisse Asset Management Strategic Global Income Fund, Inc., a Maryland corporation (the "Company"), in connection with the issuance of up to 3,522,559 additional shares, consisting of up to 2,818,047 primary subscription shares (the "Primary Subscription Shares") and up to 704,512 additional over-subscription shares (the "Additional Over-Subscription Shares") that may, at the discretion of the Board of Directors, be issued pursuant to an over-subscription privilege, of the Company's common stock, par value $.001 per share (the "Common Stock"), pursuant to the exercise of non-transferable rights (the "Rights") to purchase Common Stock to be distributed to the Company's shareholders in accordance with the Company's Registration Statement on Form N-2 (Securities Act File No. 333-84153, Investment Company Act File No. 811-5458) (the "Registration Statement").

          We have examined the Company's prospectus included in the Registration Statement substantially in the form in which it is to become effective (the "Prospectus"), the form of subscription certificate for exercise of the Rights, the Company's Charter and Bylaws, and resolutions adopted by the Board of Directors of the Company with respect to the Rights, and have further examined and relied upon a certificate of the Maryland State Department of Assessments and Taxation to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland. With respect to the due organization of the Company under Maryland law and with the consent of Wilkie


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Willkie Farr & Gallagher
September 23, 1999
Page 2

Farr & Gallagher, we have also relied on certifications of the initial directors of the Company. We have assumed that if the initial Expiration Date of the offering and the Rights is extended as described in the Registration Statement, such action will have been duly authorized by further action of the Board of Directors.

          We have also examined and relied upon such other corporate records of the Company and documents and certificates with respect to factual matters as we have deemed necessary for purposes of this opinion. With respect to the documents we have received, we have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

          Based on the foregoing, we are of the opinion that:

          1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

          2. The Primary Subscription Shares to be issued upon exercise of the Rights have been duly authorized, and, upon such exercise, when the Primary Subscription Shares have been issued and paid for as contemplated by the Registration Statement, the Primary Subscription Shares will have been validly and legally authorized and issued and will be fully paid and nonassessable. When the Board of Directors has taken appropriate further action to authorize the issuance of the Additional Over-Subscription Shares, the Additional Over-Subscription Shares to be issued upon exercise of the Rights will have been duly authorized and, upon such exercise, when the Additional Over-Subscription Shares have been issued and paid for as contemplated by the Registration Statement, the Additional Over-Subscription Shares will have been validly and legally authorized and issued and will be fully paid and nonassessable.

          This letter expresses our opinion with respect to the Maryland General Corporation Law governing matters such as due organization and the authorization and issuance of stock. It does not extend to the securities or "Blue Sky" laws of Maryland, to federal securities laws or to other laws.


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Willkie Farr & Gallagher
September 23, 1999
Page 3

          You may rely on this opinion in rendering your opinion to the Company that is to be filed as an exhibit to the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus under the caption "Legal Matters." We do not thereby admit that we are "experts" within the meaning of the Securities Act of l933 and the regulations thereunder. This opinion may not be relied upon by any other person or for any other purpose without our prior written consent.


                                            Very truly yours,

                                            /s/Venable, Baetjer and Howard, LLP

                                            Venable, Baetjer and Howard, LLP